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LXP - Q1 2012 Lexington Realty Trust Earnings Conference Call

EVENT DATE/TIME: MAY 03, 2012 / 03:00PM GMT

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MAY 03, 2012 / 03:00PM GMT, LXP - Q1 2012 Lexington Realty Trust Earnings Conference Call

CORPORATE PARTICIPANTS
Gabby Reyes Lexington Realty Trust - IR
Will Eglin Lexington Realty Trust - CEO
Rick Rouse Lexington Realty Trust - CIO
Patrick Carroll Lexington Realty Trust - CFO
Joseph Bonventre Lexington Realty Trust - EVP

CONFERENCE CALL PARTICIPANTS
Sheila McGrath Keefe, Bruyette & Woods, Inc. - Analyst
Anthony Paolone J.P. Morgan Securities, Inc. - Analyst
John Guinee Stifel Nicolaus & Co. - Analyst
Todd Stender Wells Fargo Securities LLC - Analyst
Bill Siegel Development Associates, Inc. - Analyst

PRESENTATION

Operator

Good morning, and welcome to the Lexington Realty Trust First Quarter 2012 Earnings Conference Call. (Operator Instructions)

It is now my pleasure to turn the Conference over to your host, Gabby Reyes, Investor Relations for Lexington Realty Trust. Please go ahead, ma'am.

Gabby Reyes - Lexington Realty Trust - IR

Hello, and welcome to the to the Lexington Realty Trust First Quarter Conference Call. The earnings press release was distributed over the wire this morning, and the release and supplemental disclosure package will be furnished on a Form 8-K.

In the press release and supplemental disclosure package Lexington has reconciled all historical non-GAAP financial measures to the most directly comparable GAAP measure, in accordance with Reg G requirements. If you did not receive a copy, these documents are available on Lexington's website, at www.lxp.com, in the Investor Relations section. Additionally, we're hosting a live webcast of today's call, which you can access in the same section.

At this time, we would like to inform you that certain statements made during this Conference Call which are not historical may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Lexington believes expectations reflected in any forward-looking statements are based on reasonable assumptions, Lexington can give no assurance that its expectations will be attained.

Factors and risks that could cause actual results to differ materially from those expressed or implied by forward-looking statements are detailed in today's press release and from time to time in Lexington's filings with the SEC. Lexington does not undertake a duty to update any forward-looking statements.

Joining me today from management are Will Eglin, Chief Executive Officer; Rick Rouse, Chief Investment Officer; Patrick Carroll, Chief Financial Officer; Joseph Bonventre, Executive Vice President; and other members of management.

Will Eglin - Lexington Realty Trust - CEO

Thanks, Gabby. And welcome to everyone. Thank you for joining the call today. As usual, I'd like to begin by discussing our operating results and accomplishments for the first quarter.

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MAY 03, 2012 / 03:00PM GMT, LXP - Q1 2012 Lexington Realty Trust Earnings Conference Call

For the first quarter, our company funds from operations were $0.24 per share, and we executed well in all areas. The quarter was characterized by continued strong leasing activity of approximately three million square feet of new and renewal leases signed, leading to an overall portfolio occupancy rate of approximately 97.4% at quarter end, leaving just approximately one million square feet subject to expiring leases this year.

We made further progress on the investment front in the quarter with two build-to-suit projects completed and closed, totaling $17.7 million. And we believe our pipeline of similar opportunities continues to be robust.

We also had further success on the capital recycling front with $9.6 million of noncore dispositions. And in addition, we reduced our consolidated leverage by $13.7 million, including the repurchase of Preferred C shares.

And finally, we began taking advantage of significant refinancing opportunities. In the first quarter of 2012, we closed a seven-year term loan and swapped the LIBOR rate on $161 million of LIBOR borrowings into a fixed LIBOR rate of 1.58% for seven years, so that the interest rate today is fixed at 3.83%. We retired $177.3 million of debt, which had an average interest rate of 5.44% and extended our debt maturities. We plan on drawing down the balance of the term loan facility over the course of this year and use the proceeds to retire mortgages as they mature.

Turning to leasing -- as of March 31, 2012, we had two million square feet of space subject to leases that expire in 2012, four of which are currently vacant. Significant accomplishments in the first quarter of 2012 include a new 230,000-square foot lease, with Wyndham Vacation ownership, at our vacant office property in Orlando, Florida; 1.9 million square feet of industrial leases extended with Mutual in North America, which were 2012 expirations; a 289,000-square foot seven-year lease extension with Morgan Lewis in Philadelphia, which extended the lease expiration to 2021; a 170,000-square foot lease re-casted with the United States government in Lenexa, Kansas to extend the maturity from 2022 to 2027; and a 90,000-square foot lease in our vacant Farmington Hills, Michigan property with Panasonic Automotive Systems. Another positive result is that our same-store rent growth was 2.3%.

As we look ahead on the remainder of 2012, we expect to enter into new leases and lease extensions for approximately 250,000 square feet of such expiring and vacant space, and up to 500,000 square feet may be addressed through dispositions. We have already exceeded our total leasing objectives for the year and are working diligently to address 2013 and 2014 expirations.

Supplementing our leasing success was ongoing progress on adding value through accretive acquisitions. In addition to the two build-to-suit projects closed in the first quarter, we now have seven build-to-suit projects underway or under contract, for a total commitment of $162.5 million, of which $43.6 million has been invested through March 31, 2012. The property investments underlying these projects have an initial yield of 8.9% and 9.9% on a GAAP basis, and our supplemental reporting package contains an estimated funding schedule for these projects.

We believe our investment pipeline of good prospects now totals about $200 million. We believe these are very attractive opportunities for us, since they're long-term net leases, at going-in cap rates of between 8.5% and 9% for the most part, which generally equates to 10% to 10.5% on a GAAP basis. We believe the addition to our portfolio of long-term leases with escalating rents will further strengthen our cash flows, extend our weighted average lease term, reduce the average age of our portfolio, and support our dividend growth objectives.

Our capital recycling program has worked extremely well, as it has continued to produce funds for acquisitions and deleveraging. And we expect to continue to be focused on maximizing the value of our multitenant and retail properties. Aside from asset sales, we expect other sources of liquidity going forward to include our capital position in Net Lease Strategic Asset Fund, which was $211 million at quarter end; roughly $55 million of permanent mortgage proceeds and retained cash flow.

Our most significant sale update relates to 1500 Hughes Way, a multitenant office property in Long Beach, California. This property is now under contract for $69 million, which represents a cap rate of about 6.5%, with an expected closing by the end of the second quarter. We have a 55% interest in this unleveraged property.

With respect to Net Lease Strategic Asset Fund -- we recently announced an agreement to extend the sale date to the fourth quarter of this year and provide for the distribution of two properties to us in connection with the contemplated sale to a third party. Keeping our capital invested for longer this year will provide our partner with an opportunity to market the assets for sale, improve our funds from operations this year and provide us with added time to arrange for reinvestment alternatives. Net Lease Strategic Asset Fund generated $4.5 million of funds from operations in the first quarter and is carried on our balance sheet for just $89 million.

With respect to Transamerica Tower in Baltimore, Maryland, we have applied for and locked the interest rate on $55 million of mortgage debt at an 11-year fixed rate of 4.32%. This will allow us to recover more than the $46 million of capital we have invested in this property, while holding onto an asset which we believe has growing cash flow. And as previously discussed on our earnings call last quarter, we expect to revisit the sale of this property at a later date.

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MAY 03, 2012 / 03:00PM GMT, LXP - Q1 2012 Lexington Realty Trust Earnings Conference Call

Yesterday, we sold our interest in Concord Debt Holdings for $7 million and plan to use these proceeds and the loan proceeds from Transamerica Tower to retire our Series B Preferred stock as announced earlier this week. Concord is the only source of unrelated business taxable income, or UBTI, from an investment in Lexington to our tax-exempt shareholders. And companies which generate UBTI will be removed from the Russell Stock Indices, and we sold Concord to make sure that this does not happen to us.

Taken together, we believe the expected sale of 1500 Hughes Way and other dispositions, the targeted resolution of Net Lease Strategic Asset Fund and the projected financing of Transamerica Tower will provide substantial liquidity, augmenting the financial flexibility we have in the term loan facility, $54 million of which has not been drawn; and our revolving credit facility capacity.

Now, I'll turn the call over to Pat, who will take you through our results in more detail.

Patrick Carroll - Lexington Realty Trust - CFO

Thanks, Will.

During the quarter, Lexington had gross revenues of $82.7 million, comprised primarily of lease rents and tenant reimbursements. Under GAAP, we're required to recognize revenue on a straight-line basis over the [non-cancellable] lease term of any periods covered by a [bargain] renewal option. In addition, the amortization of above- and below-market leases are included directly in rental revenue.

In the quarter, cash rents were in excess of GAAP rents by about $8.7 million, including the effect of above- and below-market leases. We have also included on page 42 of the supplement our estimates of both cash and GAAP rents for the remainder of 2012 through 2016 for leases in place at March 31st, 2012. Also on page 42, we disclosed same-store revenue NOI data. In the first quarter of 2012, we recorded $2.6 million in a noncash impairment charge and $1.7 million in debt satisfaction gain relating to properties disposed of.

On page 39 of the supplement, we have disclosed selected income statement data for our consolidated but non-wholly owned properties and our joint venture investments. We also have included noncash interest charges recognized in the quarter ended March 31st, 2012 on page 40 of the supplement.

Interest expense decreased $2.2 million due to the deleveraging of the balance sheet and refinancing at lower rates. This has resulted in interest coverage of approximately three times, fixed-charge coverage of approximately 1.8 times, and debt-to-EBITDA of approximately six times.

[Efforting in] earnings from joint ventures increased $3.4 million, primarily due to a $700,000 distribution from Concord in the quarter. An increase of about $1.4 million was relating to our equity investment in NLS, which is the [other] joint venture; and the rest related to an impairment charge incurred in the first quarter of 2011 on an investment acquired in the Newkirk merger.

Now, turning to the balance sheet -- we believe our balance sheet is strong, as we have continued to increase our financial flexibility and capacity. We had $72.1 million of cash at quarter end, including cash [plat providers] restricted. Restricted cash balances relate primarily to money held with lenders of ESCROW deposits on mortgages.

At quarter end, we had about $1.7 billion of consolidated debt outstanding, which had a weighted average interest rate of about 5.6%, almost all of which is at fixed rates. The significant components of other assets and liabilities are included on page 40 of the supplement.

During the quarter ended March 31st, 2012, the Company paid approximately $2.6 million in lease costs and approximately $4.4 million in TI and capital improvements, including $1 million spent on the Transamerica Tower in Baltimore. We have added to our press release a reconciliation of company FFO to reported company FAD.

Starting on page 30 through page 34 of the supplement, we disclosed the details of all consolidated mortgages maturing through 2016. And on page 16 of the supplement, the funding projections of our seven current build-to-suit projects for the next four quarters are included. We've also added on page 41 of the supplement a summary of our credit statistics.

Now, I'd like to turn the call back over to Will.

Will Eglin - Lexington Realty Trust - CEO

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MAY 03, 2012 / 03:00PM GMT, LXP - Q1 2012 Lexington Realty Trust Earnings Conference Call

Thanks, Pat.

In summary -- we're off to a very good start this year. We've continued to execute on leasing opportunities in order to maintain high levels of occupancy, realize values on noncore properties, capitalize on the substantial refinancing opportunities that we have, continue to steadily work down our leverage, and invest in build-to-suit properties. We believe Lexington continues to offer compelling value and total return potential for investors based on our current dividend yield, our conservative payout ratio, the refinancing opportunities we have to further lower our debt service, acquisition opportunities that improve our cash flow and upgrade the quality of our portfolio, and declining levels of debt. Given all this, we would expect our multiple to expand and our value to grow over time.

As previously discussed, we believe the Company's current debt profile provides us with an opportunity to both reduce our leverage and refinance on advantageous terms. Over the next two years, our target based on current assumptions is to reduce our current secured debt by roughly $200 million through dispositions and regular principal amortization.

From the standpoint of refinancing, through 2015, Lexington has roughly $819.4 million of balloon mortgage debt maturing, all of which is nonrecourse, at a weighted average interest rate of 5.6%, with current annual payment of $72.9 million, including principal amortization. Having just locked into fixed-rate financing at less than 4% for seven years, it's worth observing that refinancing our maturities at that rate through 2015 would reduce our annual debt service obligations by about $39.6 million, or $0.22 per share. And that's a substantial sum for a company with a current annual dividend of $0.50 per share.

We continue to be very excited about our growth opportunities in the build-to-suit area. We currently have $162.5 million of projects under contract, of which we've invested $43.6 million. And we have a promising pipeline of opportunities that we're working on. We believe the addition of newly constructed properties with long-term leases will have a desirable impact on our portfolio in 2012 and beyond, as we extend our weighted average lease term and build more durable cash flow.

In view of the progress we've made today, we increased our guidance for 2012 company funds from operations by $0.02 per share, to a range of $0.92 to $0.95 per share. Our guidance reflects the comments that we have made on today's call on a diluted share count of roughly $180 million, which includes 16.4 million shares underlying our 6% convertible guaranteed notes.

Operator, I have no further comments at this time. So we are ready for you to conduct the question-and-answer portion of the call.

PRESENTATION

Operator

(Operator Instructions) Sheila McGrath, Keefe, Bruyette & Woods.

Sheila McGrath - Keefe, Bruyette & Woods, Inc. - Analyst

Zooming in on leasing a little bit -- we noted that your leasing spreads on renewal, while still negative, have been improving. Any sense when that metric might turn positive?

Will Eglin - Lexington Realty Trust - CEO

Yes, we still have a little bit of negative mark-to-market over the balance of this year. But our projection for next year in the aggregate is that things will turn positive. So we've got fairly good visibility on that at this point.

Sheila McGrath - Keefe, Bruyette & Woods, Inc. - Analyst

So probably for the balance of 2012, that'll remain negative, and then next year, positive?

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MAY 03, 2012 / 03:00PM GMT, LXP - Q1 2012 Lexington Realty Trust Earnings Conference Call

Will Eglin - Lexington Realty Trust - CEO

Yes. And in the aggregate, 2013 combined with '12 we think should be marginally positive overall.

Sheila McGrath - Keefe, Bruyette & Woods, Inc. - Analyst

Okay.

Will Eglin - Lexington Realty Trust - CEO

In other words, we would be up more next year than we would be down over the balance of this year.

Sheila McGrath - Keefe, Bruyette & Woods, Inc. - Analyst

Got it.

And then, Will, a little more discussion on Inland -- could you talk about the reasons behind the delay in closing? Also, you've mentioned that you're getting two assets. Just wondering, a little bit more detail on that? And finally, when that transaction does happen, there'll be a gain. I'm just wondering if that would prompt a special dividend.

Will Eglin - Lexington Realty Trust - CEO

Yes, sure. Moving the closing date back further into the year accomplishes a few things. I think from our partner's standpoint, it gives them a little bit longer period of time to market the portfolio for sale, which we think was important from the standpoint of being able to maximize value, and also provide for an orderly closing, given that the [hedges] on those properties have to be assumed by the buyer.

From our standpoint, that investment generates roughly $18 million a year of funds from operations. So keeping our capital invested further into the year is one of the reasons why we raised guidance today. And we're obviously very interested in having some time to find options for [reinvesting] that capital.

We are expecting to get two properties distributed to us, which has some tax benefits to us in terms of where are bases in those buildings are. We will have a fairly sizable gain on the transaction. But we have losses in the Concord entity that we can use to offset that gain. So we don't see any need for special distribution.

Sheila McGrath - Keefe, Bruyette & Woods, Inc. - Analyst

Okay, thank you.

Operator

Anthony Paolone, J.P. Morgan.

Anthony Paolone - J.P. Morgan Securities, Inc. - Analyst

Will, in agreeing to push back [S] monetization, my understanding was you guys had put rights that kind of put you guys in the driver's seat a decent amount. Do you give up any of those? Or if you really want -- if this thing starts to push out even further, can you kind of say -- no, we want to do this sooner, and kind of inject yourself into this? Or how does that work?

Will Eglin - Lexington Realty Trust - CEO

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MAY 03, 2012 / 03:00PM GMT, LXP - Q1 2012 Lexington Realty Trust Earnings Conference Call

No, it'll come to an end October 1st, Tony. So we don't think it's going to slide any further than that.

Anthony Paolone - J.P. Morgan Securities, Inc. - Analyst

Okay.

And outside of that, what does the disposition pipeline look like?

Will Eglin - Lexington Realty Trust - CEO

Well, the big one, obviously, is Hughes Way that's under contract. After that, we're working on the retail portfolio fairly actively. And we have a handful of other fairly modest-sized sales, honestly. So our energy is going to be focused, really, on the sale of Net Lease Strategic Asset Fund, for the most part. So there will be some -- maybe there'll be $30 million to $40 million of disposition activity over the balance of the year after Hughes Way. But it'll be fairly modest compared to last year.

Anthony Paolone - J.P. Morgan Securities, Inc. - Analyst

Okay.

And then, any thoughts on calling your Preferred Ds?

Will Eglin - Lexington Realty Trust - CEO

Not at this time. We thought calling the Bs, which had a coupon of roughly 50 basis points higher, would be a good opportunity for us and would deal with using the loan proceeds from Transamerica Tower primarily. It's essentially a leverage-neutral transaction that should free up over $2.5 million of cash flow from that trade. But right now, we would plan to use the liquidity coming out of Net Lease Strategic Asset Fund primarily to fund the acquisition pipeline. And at this time, we don't think that we could be an issuer of preferred stock at a coupon lower than what's in the Series D. So might be something we revisit next year, but wouldn't be in our pipeline for this year.

Anthony Paolone - J.P. Morgan Securities, Inc. - Analyst

Okay.

And on the build-to-suit pipeline beyond what's announced -- you said you still have a pretty good one there. Can you put some numbers around that? And also, how much can you step on the gas, if you wanted to, to do more of those? Like, what does the deal flow look like?

Will Eglin - Lexington Realty Trust - CEO

I would say deal flow continues to get stronger every quarter. When we talked about deals in our pipeline that we're optimistic about, we're truly optimistic about those. Those are transactions that we have very good visibility on and fully expect to turn into contract. And there's many other transactions that we're working on or we look at and choose not to participate in. So right now, we're very confident that it's a $200 million-a-year business. And hopefully, it'll continue to improve.

So I would say deal flow is a little bit better than it was last quarter. And we have -- with the liquidity we have coming in from NLS, et cetera, we've got the ability to finance about $300 million of yields without having to raise any external capital.

Anthony Paolone - J.P. Morgan Securities, Inc. - Analyst

Okay.

And then, last question -- I [know it's] small, but the charter school investment -- just would like to get the rationale for that.

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MAY 03, 2012 / 03:00PM GMT, LXP - Q1 2012 Lexington Realty Trust Earnings Conference Call

Will Eglin - Lexington Realty Trust - CEO

Well, it's a few things. Every once in awhile, we do invest in a nontraditional asset. We want to be mindful of being able to provide capital to builders. In the case of the charter school, we also think that that could potentially work well for EB5 financing. So if we could bring inexpensive offshore capital to bear to investments like that, it could be a nice, accretive investment opportunity for us. In that case, we're choosing to structure the investment as a first mortgage. So our investment has about $2.7 million of equity behind it, so we think it's secure. And it's a 17-year lease, where our position -- there's about a 9.2% debt yield to us in year one.

So just view it as a good investment and an opportunity to potentially make it very successful via access in EB5 capital.

Anthony Paolone - J.P. Morgan Securities, Inc. - Analyst

The EB5 capital would take you guys out? Or would you stay in it --

Will Eglin - Lexington Realty Trust - CEO

It would essentially take us out, Tony. And obviously, there'd be a spread between the rate that we're earning and the rate that we would be paying on the EB5.

Anthony Paolone - J.P. Morgan Securities, Inc. - Analyst

So they may actually take you out [of] some premium.

Will Eglin - Lexington Realty Trust - CEO

Yes. In essence, it would be fee-based to us going forward.

Anthony Paolone - J.P. Morgan Securities, Inc. - Analyst

I see. Okay. Thank you.

Operator

John Guinee, Stifel.

John Guinee - Stifel Nicolaus & Co. - Analyst

Nice quarter.

Let me just ask sort of the basic question. You've raised the guidance to $0.94 at the midpoint. You had a very clean $0.24 for the first quarter. So that implies a $0.23 to $0.24 run rate for quarters two, three and four of 2012. At the same time, your occupancy's going up. You've got positive spread investing to the tune of $150 million or $200 million. Plus your debt costs are coming down. That all seems to imply an increase in FFO on a quarterly run rate. So what's the offset that we're missing on that causes your FFO run rate to actually go down slightly between now and the end of the year?

Will Eglin - Lexington Realty Trust - CEO

Well, it's a couple of things, John. We still have some negative leasing spreads over the balance of the year. Sustaining 97.4% occupancy could potentially be difficult over the balance of the year. And the build-to-suit pipeline is very, very good; we're making very good investment there. But until the transactions are finished, they actually don't generate return. So that's it.

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MAY 03, 2012 / 03:00PM GMT, LXP - Q1 2012 Lexington Realty Trust Earnings Conference Call

But having said that, we do aspire to revisit the upper end of our guidance as the year progresses.

John Guinee - Stifel Nicolaus & Co. - Analyst

Have you released 2013 guidance yet?

Will Eglin - Lexington Realty Trust - CEO

We have not.

John Guinee - Stifel Nicolaus & Co. - Analyst

Okay. Thank you.

Operator

Todd Stender, Wells Fargo Securities.

Todd Stender - Wells Fargo Securities LLC - Analyst

Can you release any information with the loan potentially, Transamerica Tower -- maybe just loan-to-value, and kind of the cap rate the banks are looking at?

Will Eglin - Lexington Realty Trust - CEO

Yes, we view that as roughly a 50% loan-to-value financing. And we're very pleased to get 11-year financing on the asset. That means if we revisit [some of the] asset in two or three years, we'll still have eight or nine years of very attractively priced debt that the new buyer could assume.

Todd Stender - Wells Fargo Securities LLC - Analyst

And timing of that -- could that be expected, call it, the next six weeks?

Will Eglin - Lexington Realty Trust - CEO

Yes, we think it should be closed in second quarter.

Todd Stender - Wells Fargo Securities LLC - Analyst

Okay, thanks.

And just [based on] that you've done several build-to-suits over the last two years -- what do you find changing in the agreements since you first started? How is the capital availability for developers right now?

Will Eglin - Lexington Realty Trust - CEO

I don't think -- it hasn't changed that much. We're still fielding many, many inbound phone calls. In many cases, there may be four or five builders competing for a project, and we're backing three or four of them. So we feel like this is a very good opportunity for us that's driven by the difficulty of arranging construction financing,

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MAY 03, 2012 / 03:00PM GMT, LXP - Q1 2012 Lexington Realty Trust Earnings Conference Call

in many cases. So I think our deal flow is probably stronger than it was a year ago. But we haven't felt like there's been a whole lot of new competition that's come into our space.

And just finally, can we get some more details on the tenant profile, the industrial building you purchased in Missouri City? Maybe the credit profile [and] the square footage of the building?

Will Eglin - Lexington Realty Trust - CEO

The credit profile was Vulcan, which is a BB-rated company. And there are improvements on the property. But the main asset there is that it's 152 acres, which over time, we think, will be a really valuable holding for us.

Todd Stender - Wells Fargo Securities LLC - Analyst

Just for the opportunity for additional uses on that?

Will Eglin - Lexington Realty Trust - CEO

Ultimately. Ultimately. But Vulcan controls the site via renewals for 50 years.

Todd Stender - Wells Fargo Securities LLC - Analyst

How big is the facility?

Will Eglin - Lexington Realty Trust - CEO

One hundred fifty-two acres.

Todd Stender - Wells Fargo Securities LLC - Analyst

Okay. Thank you.

Operator

(Operator Instructions) Bill Siegel, Development Associates, Incorporated.

Bill Siegel - Development Associates, Inc. - Analyst

Your answer to John Guinee helped on your FFO outlook for the rest of the year.

Just two short ones -- you mentioned something about the Russell 500 when you talked about the Concord disposition. Can you elaborate on that?

Will Eglin - Lexington Realty Trust - CEO

It was actually the Russell 2. Russell did reconstitute their indices every year. It ends in May of this year. One of the rules that Russell instituted was that any companies that generate UBTI will no longer be included in their indices. So --

Bill Siegel - Development Associates, Inc. - Analyst

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MAY 03, 2012 / 03:00PM GMT, LXP - Q1 2012 Lexington Realty Trust Earnings Conference Call

With the disposition you can get back in that, or --?

Will Eglin - Lexington Realty Trust - CEO

Well, with the disposition we're no longer exposed to UBTI. And we've done it before the May 31st deadline.

Bill Siegel - Development Associates, Inc. - Analyst

Right.

The charter school investment -- and I think you have one for-profit college in your portfolio -- curious your thoughts on them as a tenant profile going forward. Some people -- little concerned about the business model.

Will Eglin - Lexington Realty Trust - CEO

Well, with the right school in the right location, and the right operator, we view them as -- can be quite safe investments, especially in a lending capacity, where there's real equity behind us. But it is a nontraditional asset class. So you're right to point out that the underwriting is a little bit different. So for us, being [in a] first mortgage position is (inaudible) --

Bill Siegel - Development Associates, Inc. - Analyst

Do you plan to actively pursue this line of business, this type of tenant? Or is it just something, more or less, came your way?

Will Eglin - Lexington Realty Trust - CEO

No. We'll continue to look at opportunities in the space. We're not -- I wouldn't say there's a whole lot of visibility in terms of ramping up that business in much greater scale. But we'll continue to look at similar opportunities.

Bill Siegel - Development Associates, Inc. - Analyst

Thank you. That's it.

Operator

Sheila McGrath.

Sheila McGrath - Keefe, Bruyette & Woods, Inc. - Analyst

Yes, Pat, a quick modeling question -- on the build-to-suits that you closed during first quarter -- were they mid-quarter? What was the timing of those closings?

Patrick Carroll - Lexington Realty Trust - CFO

The Amazon was at the beginning of the quarter, and the other one was mid-quarter. Mid-February.

Sheila McGrath - Keefe, Bruyette & Woods, Inc. - Analyst

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MAY 03, 2012 / 03:00PM GMT, LXP - Q1 2012 Lexington Realty Trust Earnings Conference Call

Okay.

And one more big-picture question, Will -- could you update us on your thoughts of pursuing investment-grade rating -- how much more unencumbered assets would you need, and how long you think it might take you to get there?

Will Eglin - Lexington Realty Trust - CEO

Well, the Company right now has about $1.4 billion of non-mortgaged assets. Once that's up to $1.7 billion, that would mean that about half of our portfolio was unencumbered. That would come naturally from acquiring our build-to-suit projects on a free-and-clear basis and, in addition, would be unencumbering assets as they mature over the balance of this year and next.

The Company should be in a position to obtain a rating over a couple-year period, given how its credit statistics are trending. And as we look at sort of 2014-2015, that's when we have another wave of secured debt maturities which would allow us to reduce our secured debt further.

So there's no need for it now. I think it would be something that we would like to have two years out to give us additional flexibility with respect to how we'd refinance our maturities.

Sheila McGrath - Keefe, Bruyette & Woods, Inc. - Analyst

Okay, thank you.

Operator

John Guinee.

John Guinee - Stifel Nicolaus & Co. - Analyst

Just a quick one. Can you tell us your 2012-2013 maturities -- if there's any currently vacant guarantee to not renew tenants in either the office or the industrial portfolio?

Will Eglin - Lexington Realty Trust - CEO

Yes. This year, John, we have the Southington, Connecticut and Suwanee, Georgia properties, where we expect vacancies. And next year, we expect a vacancy in Fort Myers, Florida in a property we leased to Gartner. So those are our three buildings where we think we have certain vacancy with fairly sizeable nonrecourse obligations maturing.

John Guinee - Stifel Nicolaus & Co. - Analyst

Thank you.

Operator

It appears there are no further questions at this time. Mr. Eglin, I'd like to turn the Conference back over to you for any closing remarks.

Will Eglin - Lexington Realty Trust - CEO

Thank you all again for joining us this morning. We're very excited about our prospects for the balance of this year and beyond. And as always, we appreciate your participation and support.

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MAY 03, 2012 / 03:00PM GMT, LXP - Q1 2012 Lexington Realty Trust Earnings Conference Call

If you would like to receive our quarterly supplemental package, please contact Gabriela Reyes. Or you can find additional information on the Company on our website, at www.lxp.com. In addition, you may contact me or the other members of our senior management team with any questions.

Thanks again.

Operator

That does conclude today's presentation. Thank you for your participation.

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